UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Newport Center Drive

Newport Beach, CA 92660

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CMG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Chipotle Mexican Grill, Inc. (“Chipotle”) held its 2019 annual meeting of shareholders on May 21, 2019, and there were 24,650,588 shares of common stock represented in person or by proxy at the meeting. The final voting results for each proposal are set forth below.

1.	The shareholders elected ten directors, with each director elected to serve a one-year term. The votes regarding this proposal were as follows, and there were 2,733,452 broker non-votes:

DIRECTOR NOMINEE	FOR	WITHHELD
Al Baldocchi	21,152,681	764,455
Paul Cappuccio	21,777,607	139,529
Steve Ells	21,732,701	184,435
Patricia Fili-Krushel	21,877,078	40,058
Neil Flanzraich	21,208,732	708,404
Robin Hickenlooper	21,809,395	107,741
Scott Maw	21,874,469	42,667
Ali Namvar	21,666,258	250,878
Brian Niccol	21,859,846	57,290
Matthew Paull	21,690,482	226,654

2.

The shareholders approved, on an advisory basis, Chipotle’s executive compensation as disclosed in our proxy statement. The votes regarding this proposal were as follows, and there were 2,733,452 broker non-votes:

FOR	AGAINST	ABSTAIN
15,755,858	5,523,326	637,952

3.

The shareholders ratified the appointment of Ernst & Young LLP as Chipotle’s independent registered public accounting firm for the year ending December 31, 2019. The votes regarding this proposal were as follows:

FOR	AGAINST	ABSTAIN
24,291,468	313,303	45,817

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

May 24, 2019	By:	/s/ Roger Theodoredis
		Name:	Roger Theodoredis
		Title:	General Counsel & Corporate Secretary